UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 1, 2025
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AVIDITY BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39321	46-1336960
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
10578 Science Center Drive, Suite 125
San Diego, California 92121
(Address of principal executive offices) (Zip Code)
(858) 401-7900
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RNA	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.
On August 1, 2025, Avidity Biosciences, Inc., a Delaware corporation ("Avidity" or the "Company"), entered into a Manufacturing Services Agreement (the "Agreement") with Lonza LTD and Lonza Sales LTD (together, "Lonza") pursuant to which Lonza has agreed to manufacture for Avidity drug substance and drug product for future commercial use (together, "Product"). Pursuant to the Agreement, Avidity will provide rolling forecasts to Lonza that reflect its future manufacturing requirements of Product. Avidity is required to purchase Product in batches at specified prices per batch, subject to annual and other adjustments, in addition to paying for certain raw material and other costs. A portion of Avidity's rolling forecast will be considered a binding and non-cancellable commitment, and the Company has committed to purchase a minimum number of batches per year during the period from 2026 to 2028, or approximately $620.0 million in Product during such period, subject to foreign currency changes, and net of the nonrefundable reservation fees.
The Agreement has a seven-year term ending on August 1, 2032. The Agreement may be terminated by either party before its expiration (1) upon written notice if the other party has failed to remedy a material breach of any of its representations, warranties or other obligations under the Agreement within a specified period following receipt of written notice of such breach upon specified notice, (2) immediately in the event of a dissolution of the other party or the other party files for bankruptcy, reorganization, liquidation, administration or receivership proceedings, or (3) in the event a force majeure event occurs for a specified length of time.
The Agreement includes customary provisions relating to, among others, delivery, inspection procedures, warranties, quality management, storage, handling and transport, intellectual property, confidentiality and indemnification.
The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which will be filed as an exhibit to an amendment to this Current Report on Form 8-K.
Item 2.02. Results of Operations and Financial Condition.
On August 7, 2025, Avidity issued a press release announcing its financial results for the quarter ended June 30, 2025. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

99.1	Press Release issued on August 7, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIDITY BIOSCIENCES, INC.

Date: August 7, 2025	By:	/s/ Michael F. MacLean
Michael F. MacLean Chief Financial Officer